UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2025

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders (the “Annual Meeting”) of Viasat, Inc. (“Viasat”) held on September 4, 2025 (the “Restatement Effective Date”), Viasat’s stockholders approved the amendment and restatement of the 1996 Equity Participation Plan of Viasat, Inc. (the “1996 Plan”, and as amended and restated, the “Restated Equity Plan”). The Restated Equity Plan was previously approved by the Board of Directors of Viasat (the “Board”), and implemented the following changes: (1) set the number of shares available for future issuance from and after the Restatement Effective Date at (A) 6,410,000 shares, plus (B) the number of shares, if any, subject to awards outstanding under the 1996 Plan on July 1, 2025 or granted after such date that again become available for issuance on or after July 1, 2025 in accordance with the share counting provisions of the Restated Equity Plan based on the deduction from the share reserve originally taken with respect to such awards; (2) removed the fungible share counting ratio for new awards granted under the Restated Equity Plan; (3) removed non-employee director compensation provisions setting forth the initial and annual grants to Viasat’s non-employee directors, and (4) extended the period during which incentive stock options may be granted from 2034 to 2035 and increased the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the Restated Equity Plan to 100,000,000 shares. The Restated Equity Plan became effective upon stockholder approval at the Annual Meeting.

The preceding description of the Restated Equity Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Equity Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Also at the Annual Meeting, Viasat’s stockholders approved the amendment and restatement of the Viasat, Inc. Employee Stock Purchase Plan (as amended and restated, the “Restated Purchase Plan”). The Restated Purchase Plan was previously approved by the Board and increased the maximum number of shares of common stock that may be issued under the Restated Purchase Plan by 5,000,000 shares to a total of 16,950,000 shares. The Restated Purchase Plan became effective upon stockholder approval at the Annual Meeting.

The preceding description of the Restated Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Purchase Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Viasat’s stockholders voted on the following five proposals and cast their votes as follows:

Proposal 1: To elect Richard Baldridge and Sean Pak to serve as Class II Directors.

Nominee	For	Withheld	Broker Non-Votes
Richard Baldridge	93,856,135	6,121,794	20,078,710
Sean Pak	83,544,805	16,433,124	20,078,710

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as Viasat’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

For	Against	Abstentions	Broker Non-Votes
117,873,269	1,661,026	522,344	0

Proposal 3: To conduct an advisory vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
94,363,820	4,413,521	1,200,588	20,078,710

Proposal 4: To approve an amendment and restatement of the 1996 Equity Participation Plan.

For	Against	Abstentions	Broker Non-Votes
77,530,367	21,883,946	563,616	20,078,710

Proposal 5: To approve an amendment and restatement of the Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
99,252,742	294,428	430,759	20,078,710

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit

10.1	1996 Equity Participation Plan of Viasat, Inc. (As Amended and Restated Effective September 4, 2025)

10.2	Employee Stock Purchase Plan of Viasat, Inc. (As Amended and Restated Effective September 4, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	Viasat, Inc.

	By:	/s/ Brett Church
Brett Church
Associate General Counsel